As filed with the Securities and Exchange Commission on December 20, 2011

Registration No. 333-174133

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

GENERAL MARITIME CORPORATION
(Exact name of Registrant as Specified in Charter)
________________

Republic of the Marshall Islands	66-071-6485
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

GENERAL MARITIME CORPORATION 2011 STOCK INCENTIVE PLAN

(Full title of the plan)
________________

299 Park Avenue
New York, New York 10171
(212) 763-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

John P. Tavlarios
President
299 Park Avenue
New York, New York 10171
(212) 763-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Copies to:

Thomas E. Molner, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

Deregistration of Securities

This Post-Effective Amendment No. 1 to Form S−8 (this “Amendment”) relates to the Registration Statement on Form S−8 (File No. 333-174133), filed with the Securities and Exchange Commission on December 22, 2008 (the “Registration Statement”), by General Maritime Corporation, a Marshall Islands corporation (the “Registrant”). The Registration Statement registered the sale of 7,500,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Registrant’s 2011 Stock Incentive Plan.  This Amendment is being filed to deregister all unsold Shares registered pursuant to, and terminates the effectiveness of, the Registration Statement.

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares which remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on December 20, 2011 in the capacities indicated.

Name	Title	Date
*	Chairman of the Board and Director	December 20, 2011
Peter C. Georgiopoulos

*	Chief Executive Officer, President and Director	December 20, 2011
John P. Tavlarios	(Principal Executive Officer)

/s/ Jeffrey D. Pribor	Executive Vice President and Chief Financial Officer	December 20, 2011
Jeffrey D. Pribor	(Principal Financial and Accounting Officer)

*	Director	December 20, 2011
William J. Crabtree

*	Director	December 20, 2011
Rex W. Harrington

*	Director	December 20, 2011
George J. Konomos

*	Director	December 20, 2011
Peter S. Shaerf

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

* By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact